Þ«·²» Û²¬·¬§ ó Ú·´·²¹ ß½µ²±©´»¼¹»³»²¬ ïïñïìñîðîî É±®µ Ñ®¼»® ×¬»³ Ò«³¾»®æ Éîðîîïïïìððìèðóîëïðçêî Ú·´·²¹ Ò«³¾»®æ îðîîîéëëëîç Ú·´·²¹ Ì§°»æ ß³»²¼³»²¬ ßº¬»® ×«¿²½» ±º Í¬±½µ Ú·´·²¹ Ü¿¬»ñÌ·³»æ ïïñïìñîðîî çæîçæðð ßÓ Ú·´·²¹ Ð¿¹»ø÷æ í ×²¼»¨»¼ Û²¬·¬§ ×²º±®³¿¬·±²æ Û²¬·¬§ ×Üæ €Ýïíîèíóîððï Û²¬·¬§ Ò¿³»æ €ß°°´·»¼ Ü·¹·¬¿´ Ý±®°±®¿¬·±² Û²¬·¬§ Í¬¿¬«æ €ß½¬·ª» Û¨°·®¿¬·±² Ü¿¬»æ€€Ò±²» Ý±³³»®½·¿´ Î»¹·¬»®»¼ ß¹»²¬ ÝßÐ×ÌÑÔ ÝÑÎÐÑÎßÌÛ ÍÛÎÊ×ÝÛÍô ×ÒÝò îðî ÍÑËÌØ Ó×ÒÒÛÍÑÌß ÍÌÎÛÛÌô Ý¿®±² Ý·¬§ô ÒÊ èçéðíô ËÍß ÞßÎÞßÎß Õò ÝÛÙßÊÍÕÛ Í»½®»¬¿®§ ±º Í¬¿¬» Õ×ÓÞÛÎÔÛÇ ÐÛÎÑÒÜ× Ü»°«¬§ Í»½®»¬¿®§ º±® Ý±³³»®½·¿´ Î»½±®¼·²¹ ÍÌßÌÛ ÑÚ ÒÛÊßÜß ÑÚÚ×ÝÛ ÑÚ ÌØÛ ÍÛÝÎÛÌßÎÇ ÑÚ ÍÌßÌÛ Ý±³³»®½·¿´ Î»½±®¼·²¹ Ü·ª··±² îðî Òò Ý¿®±² Í¬®»»¬ Ý¿®±² Ý·¬§ô ÒÊ èçéðï Ì»´»°¸±²» øééë÷ êèìóëéðè Ú¿¨ øééë÷ êèìóéïíè Ò±®¬¸ Ô¿ Ê»¹¿ Ý·¬§ Ø¿´´ îîëð Ô¿ Ê»¹¿ Þ´ª¼ Ò±®¬¸ô Í«·¬» ìðð Ò±®¬¸ Ô¿ Ê»¹¿ô ÒÊ èçðíð Ì»´»°¸±²» øéðî÷ ìèêóîèèð Ú¿¨ øéðî÷ ìèêóîèèè € € € € Ì¸» ¿¬¬¿½¸»¼ ¼±½«³»²¬ø÷ ©»®» º·´»¼ ©·¬¸ ¬¸» Ò»ª¿¼¿ Í»½®»¬¿®§ ±º €Í¬¿¬»ô Ý±³³»®½·¿´€ Î»½±®¼·²¹ Ü·ª··±²ò Ì¸» º·´·²¹ ¼¿¬» ¿²¼ ¬·³» €¸¿ª» ¾»»² ¿ºº·¨»¼ ¬± »¿½¸ ¼±½«³»²¬ô ·²¼·½¿¬·²¹ ¬¸» ¼¿¬» ¿²¼ ¬·³» ±º º·´·²¹ò€ß€º·´·²¹ ²«³¾»® · ¿´± ¿ºº·¨»¼ ¿²¼ ½¿² ¾» «»¼€¬±€ ®»º»®»²½» ¬¸·€¼±½«³»²¬ ·² ¬¸» º«¬«®»ò € € € € € € € € € Î»°»½¬º«´´§ô€ ÞßÎÞßÎß Õò ÝÛÙßÊÍÕÛ € € € € € €Í»½®»¬¿®§ ±º Í¬¿¬» Ð¿¹» ï ±º ï Ý±³³»®½·¿´ Î»½±®¼·²¹ Ü·ª··±² îðî Òò Ý¿®±² Í¬®»»¬

ÒÛÊßÜß ÍÌßÌÛ ÞËÍ×ÒÛÍÍ Ô×ÝÛÒÍÛ ß°°´·»¼ Ü·¹·¬¿´ Ý±®°±®¿¬·±²€€ Ò»ª¿¼¿ Þ«·²» ×¼»²¬·º·½¿¬·±² ý€ÒÊîððïïíðçìðë Û¨°·®¿¬·±² Ü¿¬»æ ðëñíïñîðîí ×² €¿½½±®¼¿²½» ©·¬¸ Ì·¬´» é ±º Ò»ª¿¼¿ Î»ª·»¼ Í¬¿¬«¬»ô °«®«¿²¬ ¬± °®±°»® €¿°°´·½¿¬·±² ¼«´§ º·´»¼ ¿²¼ °¿§³»²¬ ±º ¿°°®±°®·¿¬» °®»½®·¾»¼ €º»»ô ¬¸» ¿¾±ª» ²¿³»¼ · ¸»®»¾§ ¹®¿²¬»¼ ¿ Ò»ª¿¼¿ Í¬¿¬» Þ«·²» Ô·½»²» €º±® ¾«·²» ¿½¬·ª·¬·» ½±²¼«½¬»¼ ©·¬¸·² ¬¸» Í¬¿¬» ±º Ò»ª¿¼¿ò Ê¿´·¼ «²¬·´ ¬¸» »¨°·®¿¬·±² ¼¿¬» ´·¬»¼ «²´» «°»²¼»¼ô ®»ª±µ»¼ ±® ½¿²½»´´»¼ ·² ¿½½±®¼¿²½» ©·¬¸ ¬¸» °®±ª··±² ·² Ò»ª¿¼¿ Î»ª·»¼ Í¬¿¬«¬»ò€ Ô·½»²» · ²±¬ ¬®¿²º»®¿¾´» ¿²¼ · ²±¬ ·² ´·»« ±º ¿²§ ´±½¿´ ¾«·²» ´·½»²»ô °»®³·¬ ±® ®»¹·¬®¿¬·±²ò Ô·½»²» ³«¬ ¾» ½¿²½»´´»¼ ±² ±® ¾»º±®» ·¬ »¨°·®¿¬·±² ¼¿¬» ·º ¾«·²» ¿½¬·ª·¬§ ½»¿»ò Ú¿·´«®» ¬± ¼± ± ©·´´ ®»«´¬ ·² ´¿¬» º»» ±® °»²¿´¬·» ©¸·½¸ô ¾§ ´¿©ô ½¿²²±¬ ¾» ©¿·ª»¼ò Ý»®¬·º·½¿¬» Ò«³¾»®æ€Þîðîîïïïìíïëéëïï Ç±« ³¿§ ª»®·º§ ¬¸· ½»®¬·º·½¿¬» ±²´·²» ¿¬ ¸¬¬°æññ©©©ò²ª±ò¹±ª ×Ò É×ÌÒÛÍÍ ÉØÛÎÛÑÚô × ¸¿ª» ¸»®»«²¬± »¬ ³§ ¸¿²¼ ¿²¼ ¿ºº·¨»¼ ¬¸» Ù®»¿¬ Í»¿´ ±º Í¬¿¬»ô ¿¬ ³§ ±ºº·½» ±²€€ïïñïìñîðîîò ÞßÎÞßÎß Õò ÝÛÙßÊÍÕÛ Í»½®»¬¿®§ ±º Í¬¿¬»